CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-3 - Amendment no. 3 of our report dated March 12, 2009, except for Notes 3, 4, 11, 14, 15 and 19, which are as of January 19, 2010, with respect to the audited consolidated financial statements of Ener 1, Inc.  as of and for the year ended December 31, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

April 28, 2011